UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2024 (December 2, 2024)

CONX Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-39677	85-2728630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 S. Santa Fe Dr.

Littleton, CO 80120
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 472-1542

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None (1)

(1) On May 2, 2024, the Nasdaq Hearings Panel notified the Company of the Panel’s determination that the Company’s securities would be delisted from Nasdaq. Trading of the Company’s securities on Nasdaq was suspended at the open of trading on May 6, 2024. On July 19, 2024, Nasdaq filed a Form 25 with the Securities and Exchange Commission to delist the Company’s securities from Nasdaq. The delisting became effective on July 29, 2024. As of May 24, 2024, the Company’s Class A common stock and public warrants are quoted and traded on the over-the-counter market under the symbol “CNXX” and “CNXXW,” respectively.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Investors Purchase Agreement

On December 2, 2024, RED Tech US, LLC, a Colorado limited liability company (“Buyer”), a wholly-owned subsidiary of CONX Corp. (the “Company”), entered into a definitive Stock Purchase Agreement (the “Investors Purchase Agreement”) among (i) Red Technologies SAS, a société par actions simplifiée organized under the laws of France (“Red Technologies”), and (ii) FPCI CAPDECISF III, Damari, Mr. Bruno Rambaud, Mrs. Joelle Toledano, and Mr. Luc Davit, (collectively, the “Investor Sellers” and each individually, an “Investor Seller”).

The Investors Purchase Agreement provides that, among other things and subject to the terms and conditions thereof, Buyer will purchase from the Investor Sellers all of the shares held by them, which amounts to a total of 81,034 shares, representing approximately 57.5% of Red Technologies' outstanding fully-diluted equity capitalization. Pursuant to the terms and conditions of the Investors Purchase Agreement, the total cash consideration for 100% of the Investor Sellers' shares payable by Buyer to the Investor Sellers at closing is €9,000,000, subject to customary adjustments.

The Investors Purchase Agreement contains representations, warranties and covenants by the parties, conditions in favor of the parties and indemnification rights that are customary for a transaction of this nature.

Founders Purchase Agreement

On December 2, 2024, Buyer and the Company entered into a definitive Stock Purchase Agreement (the “Founders Purchase Agreement”) among (i) Red Technologies and (ii) Michael Abitbol and Pierre Jean Muller (collectively, the “Founders” and each individually, a “Founder”).

The Founders Purchase Agreement provides that, among other things and subject to the terms and conditions thereof, Buyer will purchase from the Founders all of the shares held by them, which amounts to a total of 60,000 shares, representing approximately 42.5% of Red Technologies' outstanding fully-diluted equity capitalization, in multiple installments. Pursuant to the Founders Purchase Agreement, the total consideration for 100% of the Founders' shares payable by Buyer to the Founders is up to €9,600,000 in cash, based on the achievement of certain milestones set forth in the Founders Purchase Agreement.

The Founders Purchase Agreement contains representations, warranties and covenants by the parties, conditions in favor of the parties and indemnification rights that are customary for a transaction of this nature.

The foregoing description of the Founders Purchase Agreement and the Investors Purchase Agreement (together, the “Purchase Agreements”) has been included to provide investors with information regarding their terms, does not purport to be complete and is qualified in its entirety by reference to the full text of the applicable Purchase Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to a subsequent current or periodic report of the Company. It is not intended to provide any other factual information about the Company, Buyer or Red Technologies. The Purchase Agreements each contain representations and warranties by certain of the parties to the respective Purchase Agreement, which were made only for purposes of the applicable Purchase Agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreements were the product of negotiations among the applicable parties and made solely for the benefit of the parties to the respective Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the applicable Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Buyer, Red Technologies or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of each Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

No disclosure schedule or supplemental information is being provided with this filing.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.01.

On December 5, 2024, and pursuant to the terms and conditions of the Investors Purchase Agreement, Buyer completed the purchase from the Investor Sellers of all of the shares of Red Technologies held by them (the “Investor Closing”), which amounts to a total of 81,034 shares, representing approximately 57.5% of Red Technologies' outstanding fully-diluted equity capitalization.

Concurrently with the Investor Closing, and pursuant to the terms and conditions of the Founders Purchase Agreement, Buyer completed the first installment of its purchase from the Founders of the shares of Red Technologies held by them (the “Initial Founder Closing”), which amounts to a total of 15,000 shares, representing approximately 10.6% of Red Technologies' outstanding fully-diluted equity capitalization, bringing Buyer's total current ownership in Red Technologies to approximately 68%.

The description of the Investor Closing, the Initial Founder Closing and the Purchase Agreements contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Investors Purchase Agreement or the Founders Purchase Agreement (as applicable), which will be filed with the Securities and Exchange Commission as an exhibit to a subsequent current or periodic report of the Company.

Item 7.01 Regulation FD Disclosure.

On December 5, 2024, the Company issued a press release announcing the acquisition of a controlling interest in Red Technologies. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 5, 2024, the Board of Directors (the “Board”) of the Company authorized and approved a warrant buyback program (the “Buyback Program”), pursuant to which the Company is authorized to purchase up to $1.0 million of the Company's public warrants. The Buyback Program has an expiration date of December 31, 2024 and may be suspended, terminated, or modified by the Board at any time without prior notice at the Board's discretion. Under the Buyback Program, the Company may repurchase public warrants in the open market, including through trading plans intended to comply with Rule 10b5-1, at the discretion of the Company's management and as permitted by securities laws and other legal requirements. The Buyback Program does not obligate the Company to repurchase any specific number of public warrants and there can be no assurance that any purchases will occur.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K includes certain statements which may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, but are not limited to, the following: the possibility that the parties may be unable to achieve expected synergies and operating efficiencies pursuant to the acquisition of Red Technologies within the expected timeframes or at all and to successfully integrate Red Technologies’ operations into those of the Company or Buyer; such integration may be more difficult, time consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Red Technologies; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the Company and Red Technologies are subject to intense competition; Red Technologies’ products must remain compatible with, and our product development is dependent upon access to, changing operating environments; we may become dependent upon large transactions; customer decisions are influenced by general economic conditions; third parties may claim that our products infringe their intellectual property rights; fluctuations in non-U.S. currencies could result in transaction losses; acts of war and terrorism may adversely affect our business; the volatility of the international marketplace; and the other factors discussed in “Risk Factors” in the Company’s Registration Statement on Form S-1 filed with the SEC on May 29, 2024 (as amended), and in other reports we file with the SEC, which are available at http://www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01. Financial Statements and Exhibits.

(a)          Financial statements of businesses acquired.

The financial statements of Red Technologies required by Item 9.01(a) of Form 8-K are intended to be filed by amendment to this Current Report within 71 calendar days of the date on which this report is required to be filed.

(b)          Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K are intended to be filed by amendment to this Current Report within 71 calendar days of the date on which this report is required to be filed.

(d) Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release, issued by CONX CORP. on December 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONX Corp.

Date: December 5, 2024	By:	/s/ Kyle Jason Kiser
	Name:	Kyle Jason Kiser
	Title:	Chief Executive Officer